UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2013

ROADSHIPS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Vintage Park Blvd, Suite A-183,
Houston, Texas 77070
281 606 4642
www.roadships.us

Registrant’s telephone number, including area code: 281-606-4642

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ROADSHIPS HOLDINGS, INC.

CURRENT REPORT ON FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement

On July 9, 2013 Roadships Holdings Inc., a Delaware corporation entered into a Forward Acquisition Agreement with Josuz Pty Ltd., to acquire 100% of the corporation in exchange for $40,000.00AUD and 125,000 Convertible Preferred D shares priced at $2.50.

Item 2.01 Completion of Acquisition or Disposition of Assets

a.
Josuz Pty Ltd, shall become a wholly owned subsidiary of RDSH in exchange for 100% of Josuz Pty Ltd.  On the exchange Forty Thousand Dollars in cash and One Hundred and Twenty Five Thousand of Roadships Holdings Anti Dilutive Convertible Preferred D Shares priced @ $2.50 (the “Exchange”). RDSH shall acquire 100% of the “Assets” of Josuz Pty Ltd and Josuz Pty Ltd shall become a wholly owned subsidiary of RDSH. the Director shall remain a director of Josuz Pty Ltd t/a JTS Transport.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Roadships Holdings intends to file the financial statements of Josuz Pty Ltd., required by Item 9.01(a) of Securities and Exchange Commission Form 8-K as part of an amendment to this Current Report on Form 8-K or otherwise not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma Financial Information.

Roadships Holdings intends to file the pro forma financial information required by Item 9.01(b) of Securities and Exchange Commission Form 8-K as part of an amendment to this Current Report on Form 8-K or otherwise not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1    Forward Acquisition Agreement by and among Roadships Holdings Inc. and Josuz Pty Ltd. dated July 9th, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Roadships Holdings, Inc.

Date: July 10, 2013	By:	/s/ Michael Nugent
Michael Nugent
Chief Executive Officer